UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February16, 2005
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McDONALD'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5231	36-2361282
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of principal executive offices)

60523
(Zip Code)
_______________________________

Registrant's telephone number, including area code: (630) 623-3000

_______________________________

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

    On February 16, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of McDonald's Corporation (the "Company") granted equity securities to Matthew Paull, Chief Financial Officer; M. Lawrence Light, Global Chief Marketing Officer; and Ralph Alvarez, President - McDonald’s North America, as part of the Company’s 2005 broad-based equity grant. The grants were made pursuant to the terms and conditions contained in the Company’s Amended and Restated 2001 Omnibus Stock Ownership Plan, which was filed as Exhibit 10(h) to the McDonald's Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

    Mr. Paull was granted 29,899 non-qualified stock options and 9,970 restricted stock units. Mr. Light was granted 21,850 non-qualified stock options and 7,286 restricted stock units. Mr. Alvarez was granted 36,799 non-qualified stock options and 12,270 restricted stock units. Each stock option has an exercise price of $32.60 per share. The stock options become exercisable in four equal installments on the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date and the restricted stock units vest on the third anniversary of the grant date. The vesting is contingent upon the executives’ continued employment by the Company, and in addition, the vesting of the restricted stock units is also contingent upon the Company’s achievement of a target level of diluted earnings per share growth during the vesting period, as determined by the Compensation Committee. At vesting, the restricted stock units are payable in either shares of the Company’s common stock or the cash equivalent value, in the Company’s discretion.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION (Registrant)

Date:	February 23, 2005	By: /s/ Gloria Santona Gloria Santona Corporate Executive Vice President, General Counsel and Secretary

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